Exhibit 10.6.1

EVERCOMMERCE INC. 2021 INCENTIVE AWARD PLAN

Restricted Stock Unit Grant Notice

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan (as amended from time to time, the “Plan”) of EverCommerce Inc. (the “Company”).  The Company hereby grants to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Number of Restricted Stock Units:

Vesting Commencement Date:

Vesting Schedule:

[Withholding Tax Election:  By accepting this Award electronically through the Plan service provider’s online grant acceptance policy, the Participant understands and agrees that as a condition of the grant of the RSUs hereunder, the Participant is required to, and hereby affirmatively elects to (the “Sell to Cover Election”), (1) sell that number of Shares determined in accordance with Section 2.5 of the Agreement as may be necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs and similarly sell such number of Shares as may be necessary to satisfy all applicable withholding obligations with respect to any other awards of restricted stock units granted to the Participant under the Plan or any other equity incentive plans of the Company, and (2) to allow the Agent (as defined in the Agreement) to remit the cash proceeds of such sale(s) to the Company.  Furthermore, the Participant directs the Company to make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. The Participant has carefully reviewed Section 2.5 of the Agreement and the Participant hereby represents and warrants that on the date hereof he or she is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, is not subject to any legal, regulatory or contractual restriction that would prevent the Agent from conducting sales, does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares effected by the Agent pursuant to the Agreement, and is entering into the Agreement and this election to “sell to cover” in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 (regarding trading of the Company’s securities on the basis of material nonpublic information) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  It is the Participant’s intent that this election to “sell to cover” comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act.]1

1 Note to Draft: Include for mandatory sell-to-cover election.

By Participant’s signature below or electronic acceptance or authentication in a form authorized by the Company, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement.  Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the RSUs.

EVERCOMMERCE INC.	PARTICIPANT

By:	By:
Print Name:	Print Name:
Title:
Address:

2

EXHIBIT A
TO RESTRICTED STOCK UNIT GRANT NOTICE

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.

GENERAL

Section 1.1
Defined Terms.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.

(a)                 “Cause” shall mean a Participating Company having “Cause” to terminate the Participant’s employment as defined in any employment or severance agreement between the Participant and a Participating Company; provided that, in the absence of an agreement containing such a definition, a Participating Company shall have “Cause” to terminate the Participant’s employment or service upon: (i) conviction of, or plea of guilty or nolo contendere to a felony or crime involving fraud; (ii) commission of a material act of fraud, embezzlement or misappropriation of funds or property of the Company; (iii) willful and material violation of any law, rule, regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty while acting within the scope of Participant’s employment with the Company; (iv) willful failure to substantially perform Participant’s duties under this Agreement, or repeated refusal to carry out or comply with the reasonable directives of the Company or the Board; (v) material violation of any substantive Company rule, regulation, procedure or policy of which Participant has received written notice; (vi) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Company (or any subsidiary or affiliate thereof); or (vii) Participant taking any action which is intended to harm or disparage the Company, its affiliates, or their reputations, or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company or its affiliates; provided, however, that Cause shall not be deemed to exist pursuant to clauses (iii), (iv), (v) and (vi) above unless the act or omission giving rise to Cause is not cured (to the extent curable) within thirty (30) days after the Company gives Participant written notice to cure (which notice sets forth with particularity the conduct requiring cure and the basis for which Cause is claimed).

(b)                  “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(c)                  [“CIC Qualifying Termination” shall mean Termination of Service of Participant by any Participating Company without Cause during the twelve (12) month period immediately following a Change in Control.]2

(d)                  “Participating Company” shall mean the Company or any of its parents or Subsidiaries.

2 Note to Draft: To be included for employees entitled to double trigger acceleration.

Section 1.2
Incorporation of Terms of Plan.  The RSUs and the shares of Common Stock (“Stock”) to be issued to Participant hereunder (“Shares”) are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

Section 1.3
Consideration to the Company.  In consideration of the grant of the RSUs by the Company, Participant agrees to render faithful and efficient services to any Participating Company.

ARTICLE II.

AWARD OF RESTRICTED STOCK UNITS AND DIVIDEND EQUIVALENTS

Section 2.1
Award of RSUs and Dividend Equivalents.

(a)         In consideration of Participant’s past and/or continued employment with or service to any Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustments as provided in Article 12 of the Plan.  Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash as set forth in Section 2.3(b), in either case, at the times and subject to the conditions set forth herein.  However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto.  Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b)         The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends which are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires.  The Dividend Equivalents for each RSU shall be equal to the number of Shares or, at the option of the Company, the amount of cash, which is paid as a dividend on one share of Stock.  All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a share of Stock on such date.  Each additional RSU which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions which apply to the underlying RSU to which such additional RSU relates.

Section 2.2
Vesting of RSUs and Dividend Equivalents.

(a)          Subject to Participant’s continued employment with or service to the Participating Company on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice.  Each additional RSU that results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) hereof shall vest whenever the underlying RSU to which such additional RSU relates vests.

(b)          In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs and Dividend Equivalents granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs and Dividend Equivalents that are not so vested shall lapse and expire.

(c)          [Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), in the event of a CIC Qualifying Termination, the RSUs shall become vested in full on the date of such CIC Qualifying Termination.]3

Section 2.3
Distribution or Payment of RSUs.

(a)          Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) or, at the option of the Company, paid in an amount of cash as set forth in Section 2.3(b), in either case, as soon as administratively practicable following the vesting of the applicable RSU pursuant to Section 2.2, and, in any event, no later than March 15th of the calendar year following the year in which such vesting occurred (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exemption from Section 409A).  Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A.

(b)          In the event that the Company elects to make payment of Participant’s RSUs in cash, the amount of cash payable with respect to each RSU shall be equal to the Fair Market Value of a Share on the day immediately preceding the applicable distribution or payment date set forth in Section 2.3(a).  All distributions made in Shares shall be made by the Company in the form of whole Shares unless otherwise determined by the Administrator.  The Administrator shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

Section 2.4
Conditions to Issuance of Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions:  (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, and (d) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.

3 Note to Draft: To be included for double trigger acceleration.

Section 2.5
Tax Withholding.  Notwithstanding any other provision of this Agreement:

(c)         [The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement.  The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i)             by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii)            by the deduction of such amount from other compensation payable to Participant;

(iii)          with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested shares of Stock otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv)           with respect to any withholding taxes arising in connection with the distribution of the RSUs, with the consent of the Administrator, by tendering to the Company vested shares of Stock having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v)            with respect to any withholding taxes arising in connection with the distribution of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to shares of Stock then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event not later than the settlement of such sale; or

(vi)           in any combination of the foregoing.

(d)          With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any certificate representing shares of Stock issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(e)           In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of shares from those shares of Stock then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises.  Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable.  The Company may refuse to issue any shares of Stock in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(f)          Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs.  No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares.  The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.]4

 (a)          [As set forth in Section 10.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs.  In satisfaction of such tax withholding obligations and in accordance with the Sell to Cover Election included in the Grant Notice, the Participant has irrevocably elected to sell the portion of the Shares to be delivered under the Restricted Stock Units necessary so as to satisfy the tax withholding obligations and shall execute any letter of instruction or agreement required by the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover Election, the “Agent”) to cause the Agent to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company and/or its affiliates.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the RSUs or the issuance of Shares.  In accordance with Participant’s Sell to Cover Election pursuant to the Grant Notice, the Participant hereby acknowledges and agrees:

(i)            The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after the Shares are issued upon the vesting of the RSUs, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting or issuance and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) apply any remaining funds to the Participant’s federal tax withholding.

(ii)            The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.

4 Note to Draft: Include for standard form.

(iii)          The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account.  In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. The Participant further agrees and acknowledges that in the event the sale of Shares would result in material adverse harm to the Company, as determined by the Company in its sole discretion, the Company may instruct the Agent not to sell Shares as provided by subsection (i) above.  In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.

(iv)          The Participant acknowledges that regardless of any other term or condition of this Section 2.5(a), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)           The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.5(a).  The Agent is a third-party beneficiary of this Section 2.5(a).

(vi)          This Section 2.5(a) shall terminate not later than the date on which all tax withholding obligations arising in connection with the vesting of the Award have been satisfied.

(b)          The Company shall not be obligated to deliver any certificate representing Shares issuable with respect to the RSUs to, or to cause any such Shares to be held in book-entry form by, Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c)          Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any other Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs.  No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares.  The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.]5

Section 2.6
Rights as Stockholder.  Neither Participant nor any Person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account).  Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

5 Note to Draft: Include for mandatory sell-to-cover.

ARTICLE III.

RESTRICTIVE COVENANTS

Section 3.1
Restrictive Covenants. In consideration of the benefits being provided to Participant pursuant to this Agreement, Participant agrees to be bound by the restrictive covenants contained in this Article III.6

(a)          Confidentiality Obligations. Participant agrees not to divulge to third parties, or use in a manner not authorized by the Company, any confidential or Company proprietary information gathered or learned by Participant during his or her employment or service with the Participating Companies or their respective affiliates. “Confidential Information” all information belonging to the Company or provided to the Company by a customer that is not known generally to the public or the Company’s competitors.  Confidential Information includes, but is not limited to: (i) trade secrets, inventions, software code, product methodologies and specifications, information about goods, products or services under development, research, development or business plans, procedures, survey results, pricing or other financial information, confidential reports, handbooks, customer lists and contact information, information about orders from and transactions with customers, sales, marketing and acquisition strategies and plans, pricing strategies, information relating to sources of data used in goods, products and services, computer programs, computer system documentation, production manuals, operations books, educational materials, audio, visual or electronic recordings, customer communications, customer contracts, training materials, personnel information, business records, or any other materials or technical methods/processes developed, owned or controlled by the Company or any of its subsidiaries or affiliates; (ii) information and materials provided by a customer or acquired from a customer; and (iii) information which is marked or otherwise designated or treated as confidential or proprietary by the Company or any of its subsidiaries or affiliates, provided that a document or other material need not be labeled “Confidential” to constitute Confidential Information.  The Company acknowledges and agrees that Participant shall be free to use information that is, at the time of use, generally known in the trade or industry through no breach of this Agreement by Participant.

(b)         Non-Competition and Non-Solicitation. Participant acknowledges that, in the course of Participant’s service, Participant will become familiar with the Participating Companies’ and their respective affiliates’ trade secrets and with other confidential information concerning the Participating Companies and their respective affiliates and that Participant’s services will be of special, unique and extraordinary value to the Participating Companies and their respective affiliates.

(i)            Non-Competition. Participant agrees that for a period of one (1) year following Participant’s Termination of Service with the Company (the “Restricted Period”), Participant will not directly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any material ownership interest in, or participate in the operation, management or control of, any person, firm, corporation or business that competes with the Company in a “Restricted Business” in a “Restricted Territory” (as defined below). It is agreed that ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock Participant presently owns or subsequently acquires without breaching this Agreement will not constitute a violation of this provision.

6 Note to Company: These covenants are based off of the covenants included in the Executive Employment Agreements and will be updated if and as applicable to conform.

(ii)          Non-Solicitation. Participant acknowledges that during Participant’s service Participant will have access to and knowledge of Confidential Information.  To protect the Confidential Information, Participant agrees that during the period of Participant’s service by the Company Participant will not, without the Company’s express written consent, engage in any other employment or business activity which is competitive with the Company, or would otherwise conflict with Participant’s obligations to the Company.  During the Restricted Period, Participant will not (a) directly or indirectly induce any employee, independent contractor or consultant of the Company to terminate or negatively alter his or her relationship with the Company, (b) solicit the business of any client or customer of the Company (other than on behalf of the Company) in any manner that is competitive with the Company; or (c) induce any supplier, content provider, vendor, consultant or independent contractor of the Company to terminate or negatively alter his, her or its relationship with the Company.  Participant shall not be deemed to have solicited an individual in violation of clause (a) above if such individual responds to an employment advertisement, web posting or other public publication regarding an open position with Participant or an entity with which Participant is associated, or is referred to Participant or an entity affiliated with Participant by a search firm absent any direct or indirect solicitation by Participant.

(c)          Non-Disparagement. Participant agrees that at no time during his or her employment by or service with any Participating Company or thereafter shall he or she make, or cause or assist any other person to make, any statement or other communication to any third party which impugns or attacks, or is otherwise critical of, in any material respect, the reputation, business or character of the Participating Companies or their respective affiliates or any of their respective directors, officers or employees; provided that Participant shall not be required to make any untruthful statement or to violate any law.

(d)          As is used in Article III of this Agreement, the terms: (a) “Restricted Business” means any material line of the Company’s business conducted by the Company on which Participant worked directly during Participant’s last two (2) years of employment or service with the Company, (b) “Restricted Territory” means any state, county, or locality in the United States in which the Company conducts business and any other country, city, state, jurisdiction, or territory in which the Company does business, in any case, limited to such locations in which Participant worked during Participant’s employment or service, and (c) “Company” (for purposes of Article III only) shall include the Company and any parent, affiliate, related and/or direct or indirect subsidiary thereof.

ARTICLE IV.

OTHER PROVISIONS

Section 4.1
Administration.  The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested Persons. To the extent allowable pursuant to Applicable Law, no member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

Section 4.2
RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed.  No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 4.3
Adjustments The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Section 12.2 of the Plan.

Section 4.4
Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 4.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.5
Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.6
Governing Law.   The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 4.7
Conformity to Securities Laws.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Law. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Law.

Section 4.8
Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant.

Section 4.9
Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 4.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 4.10
Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs (including RSUs which result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 4.11
Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (i) expressly provided otherwise in a written agreement between a Participating Company and Participant or (ii) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 4.12
Entire Agreement.  The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings, notices, communications and agreements of the Company and Participant with respect to the subject matter hereof.

Section 4.13
Section 409A.  This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A.  However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other Person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. The Company shall have no liability in the event the Award fails to qualify for an exemption from or comply with the requirements of Section 409A.

Section 4.14
Agreement Severable.  In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 4.15
Limitation on Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.

Section 4.16
Counterparts.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

Section 4.17
Broker-Assisted Sales.  In the event of any broker-assisted sale of shares of Stock in connection with the payment of withholding taxes as provided in Section 2.5(a)(iii) or Section 2.5(a)(v): (A) any shares of Stock to be sold through a broker-assisted sale will be sold on the day the tax withholding obligation arises or as soon thereafter as practicable; (B) such shares of Stock may be sold as part of a block trade with other participants in the Plan in which all participants receive an average price; (C) Participant will be responsible for all broker’s fees and other costs of sale, and Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (D) to the extent the proceeds of such sale exceed the applicable tax withholding obligation, the Company agrees to pay such excess in cash to Participant as soon as reasonably practicable; (E) Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the applicable tax withholding obligation; and (F) in the event the proceeds of such sale are insufficient to satisfy the applicable tax withholding obligation, Participant agrees to pay immediately upon demand to the Participating Company with respect to which the withholding obligation arises an amount in cash sufficient to satisfy any remaining portion of the applicable Participating Company’s withholding obligation.